Exhibit 8.1

New York Northern California Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell London LLP 5 Aldermanbury Square London EC2V 7HR United Kingdom

September 24, 2018

Re:	Registration Statement on Form F-1

Valtech SE
46 Colebrooke Row

London N1 8AF, England,

United Kingdom

Ladies and Gentlemen:

We are acting as counsel to Valtech SE., a European public limited liability company registered in the United Kingdom with registered number SE000106 (the “Company”), as to certain matters of United Kingdom tax law in connection with the preparation of the Registration Statement on Form F-1 and the related Prospectus (the “Prospectus”) filed with the Securities and Exchange Commission by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus has been filed in connection with the Company’s initial public offering of shares of its Class A ordinary shares, par value €0.01 per share. We have examined such matters of fact and law as we have deemed necessary or advisable for the purpose of our opinion.

We hereby confirm our opinion that the statements included in the Prospectus under the captions “Taxation—Material U.K. tax considerations for U.S. holders,” and “Taxation—Material U.K. tax considerations for U.K. holders”, insofar as they purport to describe provisions of United Kingdom tax laws or legal conclusions with respect thereto, fairly and accurately summarize the matters referred to therein in all material respects.

We express no opinion as to the laws of any jurisdiction other than the laws of the England and Wales as applied by the English courts and on the generally published practice of HM Revenue and Customs, as at the date of this letter. This opinion does not extend to (A) any law relating to tax made by the Scottish Parliament, the National Assembly for Wales or the Northern Irish Assembly, (B) any other law relating to any law so made, or (C) any practice relating to any such law, and we express no opinion on any such matters.

We hereby consent to the filing, as an exhibit to the Registration Statement, of this opinion.

1

In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours faithfully,

/s/ Davis Polk & Wardwell London LLP

Davis Polk & Wardwell London LLP

2